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                            INVESTMENT AGREEMENT


      THIS AGREEMENT, dated as of September 21, 1994, by and between Central Mortgage Bancshares, Inc., a Missouri corporation ("Issuer"), and Mercantile Bancorporation Inc., a Missouri corporation ("Recipient").

                             W I T N E S S E T H:

      WHEREAS, Issuer and Recipient are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which agreement is being executed by the parties hereto simultaneously with this Investment Agreement;

      WHEREAS, as a condition to Recipient's entry into the Merger Agreement and in consideration for such entry, Issuer has agreed to issue to Recipient, on the terms and conditions set forth herein, an Option entitling Recipient to purchase up to an aggregate of 736,667 shares of Issuer's common stock, $1.00 par value (Issuer's common stock being hereinafter referred to as "Common Stock"), subject to adjustment as provided in Section 4 hereof;
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      NOW, THEREFORE, in consideration of the execution of the Merger
Agreement and the premises herein contained, Issuer and Recipient agree as follows:

            1.    Grant of Option.  Concurrently with the execution of the
                  ----------------
Merger Agreement, Issuer shall issue to Recipient an Option or Options appropriately completed in the form of Attachment A hereto (the "Option",
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which term as used herein includes any Options issued upon transfer or exchange of the original Option or pursuant to Section 3 or 4 of this
                                               --------------
Agreement) to purchase up to 736,667 shares of Common Stock. The Option shall be exercisable at a price of $18.50 per share of Common Stock, subject to adjustment as provided herein or in the Option (the "Exercise Price"). Issuer shall at all times maintain and reserve, free from preemptive right, such number of authorized but unissued shares of Common Stock as are issuable upon exercise of the Option without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock. Issuer represents and warrants that it has duly authorized the issuance of shares of Common Stock upon exercise of the Option and covenants that the shares of Common Stock issued upon exercise of the Option shall be duly authorized, validly issued and fully paid and nonassessable and subject to no preemptive rights. Issuer represents that this Agreement has been authorized by all necessary corporate action and the execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby by Issuer will not, constitute (i) a breach or violation of any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or to which it is subject, which breach, violation or default would have a material adverse effect on the financial condition, results of operations, business, assets, prospects or operations of Issuer and its subsidiaries, taken as a whole; or (ii) a breach or violation of, or a default under, Issuer's articles of incorporation or bylaws or the articles of incorporation or the articles of association, as the case may be, or bylaws of its subsidiaries; and the consummation of the transactions contemplated hereby will not require any consent or approval under any judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument other than any required approvals of applicable regulatory authorities for the exercise of the Option (or as otherwise herein provided).


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            2.    Conditions to Exercise.  Subject to any necessary
                  -----------------------
regulatory approvals, the Option may be exercised by Recipient, in whole or in part, at any time or from time to time, but only after the occurrence of any of the following events ("Triggering Events"):

                  (a) The failure of the Issuer's shareholders to approve the Merger Agreement or, if not previously held, the failure of Issuer to promptly hold a shareholders' meeting and the failure of the Issuer's shareholders to thereafter approve the Merger Agreement, in each case, after:

                        (i) Any person makes a public announcement (other than Recipient or any subsidiary thereof) of an offer or proposal to acquire 10% or more of the Common Stock, or to acquire, merge or consolidate with Issuer or any subsidiary of the Issuer (individually, a "Subsidiary" and, collectively, the "Subsidiaries") or to purchase all or any substantial part of Issuer's assets or any Subsidiary's assets;

                        (ii) Any person (other than Recipient or any subsidiary thereof) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock;

                        (iii) Any person shall have commenced a bona fide tender offer or exchange offer to purchase shares of Common Stock such that, upon consummation of said offer, said person would own or control 25% or more of the outstanding shares of Common Stock;

                        (iv) Any person shall have solicited proxies in a proxy solicitation in opposition to approval by Issuer's shareholders of the Merger Agreement;

provided, however, that no Triggering Event shall be deemed to have occurred
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under this Section 2(a) solely due to the beneficial ownership of Common
Stock, or securities of a Subsidiary, by any person who has executed a voting agreement in favor of Recipient under the Merger Agreement or by Issuer's ESOP; or

                  (b) Issuer shall have entered into an agreement with a person (other than Recipient or any subsidiary thereof) for such person to acquire, merge or consolidate with Issuer or to purchase all or any substantial part of Issuer's or any Subsidiary's assets (except for the merger of Citizens State Bank of Nevada with Barton County State Bank).

      As used in this Agreement, "person" shall mean any individual, firm, corporation, or other entity and shall include any syndicate or group of persons deemed to be a "person" by Section 13(d)(3)(e) of the Securities Exchange Act of 1934, as amended.

            3.    Resale of Option and Option Stock to Issuer.  Subject to
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applicable regulatory restrictions, from and after the date on which a
Triggering Event occurs:

                  (a) On or after the consummation of a transaction in which a Market/Offer Price (as hereinafter defined) or a Sale Price (as hereinafter defined) has been established, at the request of Recipient, Issuer shall repurchase for cash the Option from Recipient at a price (the "Option Repurchase Price") equal to the higher of (i) (x) the Market/Offer Price less the Exercise Price, multiplied by (y) the number of shares of Common Stock for which the Option is then exercisable (the "Conversion Number") and (ii) in the event of the sale of all or any substantial part of the assets of Issuer, the

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Conversion Number multiplied by the excess of (x) (I) the sum of (a) the price paid for such assets, (b) the current market value of the remaining assets of Issuer, as determined by a recognized investment banking firm selected by Recipient and acceptable to Issuer, and (c) the Exercise Price multiplied by the Conversion Number, divided by (II) the sum of the number shares of Common Stock then outstanding and the Conversion Number (the "Sale Price"), over (y) the Exercise Price; and

                  (b) On or after the consummation of a transaction in which a Market/Offer Price or a Sale Price has been established, at the request of Recipient on or prior to the termination of the Option ("Option Stock"), Issuer shall repurchase for cash any shares of Common Stock purchased pursuant to the Option, at a price (the "Option Stock Repurchase Price") equal to the highest of (x) the Market/Offer Price multiplied by the number of such shares, and (y) in the event of a sale of all or any substantial part of the assets of Issuer, the Sale Price multiplied by the number of such shares.

                  (c) At the request of Recipient on or prior to the termination of the Option, Issuer shall repurchase for cash any shares of Option Stock, at a price (the "Alternative Option Stock Repurchase Price") equal to the Exercise Price multiplied by the number of such shares.

            The term "Market/Offer Price" means the highest of (i) the highest price per share of Common Stock at which a tender offer or exchange offer has been consummated and (ii) the highest price per share of Common Stock paid by any third party pursuant to an agreement with Issuer. In the event that an exchange offer is consummated or a merger or consolidation involving consideration other than cash occurs, the value of the securities or other property issued or delivered in exchange for the Common Stock shall be determined by a nationally recognized investment banking firm selected by Recipient and acceptable to Issuer.

            Recipient may exercise its right to require Issuer to repurchase the Option and the Option Stock pursuant to this Section 3 by surrendering
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for such purpose to Issuer, at its principal office, the Option and certificates for Option Stock, duly endorsed for transfer and free and clear of all claims and liens of any nature, accompanied by a written notice or notices stating that Recipient elects to require Issuer to repurchase the Option and/or the Option Stock in accordance with the provisions of this
Section 3.  As promptly as practicable, and in any event within five
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business days after the surrender of the Option and/or certificates representing shares of Option Stock and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to Recipient the Option Repurchase Price and/or the Option Stock Repurchase Price and/or the Alternative Option Stock Repurchase Price therefor (together, the "Aggregate Repurchase Price") or the portion thereof which Issuer is not then prohibited under applicable law and regulation from so delivering.

            To the extent that Issuer is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from repurchasing the Option and/or the Option Stock in full, Issuer shall immediately so notify Recipient and hereafter deliver or cause to be delivered, from time to time, to Recipient the portion of the Aggregate Repurchase Price which it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that upon receipt of such notice from Issuer and until
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five days thereafter, Recipient may revoke its notice of repurchase of the
Option and/or Option Stock by written notice to Issuer at its principal office stating that Recipient elects to revoke its election to exercise its right to require Issuer to repurchase the Option and/or Option Stock, whereupon Issuer will promptly deliver to Recipient the Option and/or certificates representing the shares of Option Stock surrendered to Issuer for purposes of such repurchase and Issuer shall have no further obligation to repurchase such Option and/or Option Stock.

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            The occurrence of one or more of the Triggering Events shall cause the Option and the Option Stock to become eligible for repurchase as provided in this Section 3. Upon the occurrence of one of the Triggering Events,
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Issuer shall promptly notify the Recipient of such event, and promptly compute the Option Repurchase Price and the Option Stock Repurchase Price and furnish to the Recipient a certificate, signed by a principal financial officer of Issuer, setting forth the Option Repurchase Price and the Option Stock Repurchase Price and the basis and computation thereof.

            4.    Additional Options.  In the event that Issuer issues any
                  -------------------
additional shares of Common Stock (other than Common Stock issued in connection with the exercise hereof), Issuer shall issue additional Options to Recipient, such additional options to be exercisable for a number of shares of Common Stock equal to 19.9% of the number of additional shares of Common Stock so issued. Such additional Options shall be identical to the Option.

            5.    Certain Transactions.  Issuer will not enter into any
                  ---------------------
transaction described in Subsections (a), (b) or (c) of Section 5(A) of the
                                     -------------------------------
Option unless the Acquiring Corporation (as defined in the Option) assumes in writing, in form and substance satisfactory to Recipient, all the obligations of Issuer hereunder.

            6.    Governmental Approvals.  Recipient will not exercise the
                  -----------------------
Option to purchase shares of Common Stock unless it has received any required regulatory approvals for such exercise.

            7.    Miscellaneous Provisions.
                  -------------------------

                  (a)   Specific Performance.  Without limiting any remedies
                        ---------------------
available to Recipient, it is specifically acknowledged that Recipient would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations of Issuer under, and/or the injunctive relief against actual or threatened violations of the obligations of Issuer pursuant to, this Agreement.

                  (b)   Entire Agreement.  Except as otherwise expressly
                        -----------------
provided herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, except the Merger Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  (c)   Assignment.  Neither of the parties hereto may sell,
                        -----------
transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except as expressly provided herein.

                  (d)   Notices.  All notices or other communications
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hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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               If to Issuer:

               Central Mortgage Bancshares, Inc.
               4435 Main Street, Suite 100
               Kansas City, Missouri  64111
               Attention:  Lynn A. Harmon, Chairman and Chief Executive Officer
               Telecopy:  (816) 561-3382

               with a copy to:

               Blackwell Sanders Matheny Weary & Lombardi
               Two Pershing Square, Suite 1100
               2300 Main Street
               Kansas City, Missouri  64108
               Attention:  Robin V. W. Foster
               Telecopy:  (816) 274-6914

               If to Recipient:

               Mercantile Bancorporation Inc.
               Mercantile Tower
               P. O. Box 524
               St. Louis, Missouri  63166-0524
               Attention: Ralph W. Babb, Jr., Vice Chairman
               Telecopy:  (314) 425-8108

               with a copy to:

               Mercantile Bancorporation Inc.
               Mercantile Tower
               P. O. Box 524
               St. Louis, Missouri  63166-0524
               Attention: Jon W. Bilstrom, General Counsel
               Telecopy:  (314) 425-1386


      A party may change its address for notice purposes by written notice to the other party hereto.

                  (e)   Counterparts.  This Investment Agreement may be
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executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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                  (f)   Governing Law. This Investment Agreement shall be
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governed by, and interpreted in accordance with, the laws of the State of
Missouri.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers as of the day and year first above written.




                                  CENTRAL MORTGAGE BANCSHARES, INC.
                                  ("Issuer")



                                  By:  /s/ Lynn A. Harmon
                                     -----------------------------------------
                                           Lynn A. Harmon
                                           Chairman and Chief Executive Officer

Attest:


  /s/ Robin V. Foster
- -------------------------------------



                                    MERCANTILE BANCORPORATION INC.
                                    ("Recipient")



                                    By:  /s/ Ralph W. Babb, Jr.
                                       ---------------------------------------
                                          Ralph W. Babb, Jr.
                                          Vice Chairman

Attest:


  /s/ Jon W. Bilstrom
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Jon W. Bilstrom, Secretary

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